UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2015

OMEGA BRANDS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55216	33-1225672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5005 Interbay Blvd, Tampa, FL	33611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 813-514-1839

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

Effective February 23, 2015, Mr. Anthony Everett resigned as a Director of our company. Mr. Everett’s resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise. Our board of directors now consists of Jim Dickson and Mike Gibbons.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA BRANDS INC.

/s/ Richard Russell
Richard Russell
Chief Financial Officer, Treasurer and Secretary

Date: February 24, 2014